Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 1 to Form S-4 (No. 333-110830) of WellPoint, Inc. (formerly Anthem, Inc.) of our report dated January 27, 2004 relating to the financial statements of WellPoint Health Networks Inc., which appears in the Current Report on Form 8-K of WellPoint, Inc. dated November 30, 2004.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Los Angeles, California

November 30, 2004